                                                                   EXHIBIT 10.30

                         TANDY BRANDS ACCESSORIES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                (AMENDMENT NO. 1)

                                    PREAMBLE

         The Tandy Brands Accessories, Inc. Supplemental Executive Retirement Plan (hereinafter called the "Plan") was established by Tandy Brands Accessories, Inc. a Delaware corporation (hereinafter called the "Company"), effective as of January 1, 2003. The purpose of the Plan is to provide retirement income to a select group of key management personnel and highly compensated employees who contribute materially to the continued growth, development and future business success of the Company.

         The Committee (as defined below) has determined that the Plan should be amended to clarify certain provisions of the Plan that may have been ambiguous and to make certain other minor, non-substantive revisions. None of the changes made by this Amendment alter the rights of the Participants (as defined below) or change the benefits to which they were entitled under the Plan as originally adopted. For convenience, the full text of the Plan as amended hereby is set forth below.

         It is the intention of the Company that the Plan meet all of the requirements necessary to qualify it as a non-qualified, unfunded, unsecured plan of deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all Plan provisions shall be interpreted accordingly.

                                   ARTICLE 1

                                   DEFINITIONS

         1.1 "Actuarial Equivalence" (or "Actuarially Equivalent") means equality of value of the aggregate amounts expected to be received under different forms of payment and/or at different times, based on an interest rate of seven percent and the unisex version of the 1994 GAR Mortality Table.

         1.2 "Affiliated Company" means any trade or business entity, or a predecessor company of such entity, if any, which is a member of a controlled group of corporations of which the Company is also a member.

         1.3 "Annual Compensation" means the Participant's gross salary and bonus earned in the Company's fiscal tax year, without reduction for any deductions.

         1.4 "Annualized Social Security Benefit" means the annual Social Security benefit the Participant is eligible, as of the Participant's retirement or termination, to receive commencing at age 65. For purposes of determining this benefit, the Participant is assumed to earn no covered compensation between the date of such Participant's termination or retirement and age 65. Reasonable approximations may be used to determine this benefit.


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         1.5 "Annuity Equivalent of Benefit under the Qualified Plan" means the deferred single life annuity commencing at age 65 (or immediate annuity if age 65 or older at retirement) that is actuarially equivalent, as of the date of the Participant's retirement or termination, to the Participant's account balances attributable to Company-provided contributions under the Qualified Plan as of the date of retirement or termination.

         1.6 "Benefit Compensation" means the average of the Participant's Annual Compensation for the three complete fiscal years in which such Annual Compensation was highest over the last ten fiscal years of the Participant's employment, but in no event shall such amount be less than the average of such Participant's Annual Compensation for the last 36 months of such Participant's employment.

         1.7 "Board" means the board of directors of the Company.

         1.8 "Change of Control" means any of the following:

                  (a) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of the Company in which the holders of the Company's common stock immediately prior to such transaction have the same proportionate ownership of common stock of the surviving corporation immediately after such transaction;

                  (b) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company;

                  (c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

                  (d) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of an aggregate of 20% of the voting power of the Company's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the 1934 Act) who beneficially owned less than 15% of the voting power of the Company's outstanding voting securities on the date of this Plan, or the acquisition of beneficial ownership of an additional 5% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned at least 15% of the voting power of the Company's outstanding voting securities on the date of this Plan, provided, however, that notwithstanding the foregoing, any such acquisition shall not constitute a Change of Control hereunder if the acquiror is (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity,
         (y) an Affiliated Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Board; or


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                  (e) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

         1.9 "Committee" means (i) the Human Resources Committee designated by the Board to administer the Plan in accordance with Section 6.5 of this Plan, and (ii) if no such committee exists with respect to the Company, the entire Board. The Committee may delegate authority to an administrative committee to handle the day-to-day administrative functions of the Plan.

         1.10 "Company" means Tandy Brands Accessories, Inc. and any successors thereto.

         1.11 "Contingent Annuitant" means any person, trust or entity that the Participant designates to receive the Death Benefit as provided for in Section 3.6.

         1.12 "Participant" means any employee of the Company who is designated and approved as set forth in Article 2.

         1.13 "Plan" means this Tandy Brands Accessories, Inc. Supplemental Executive Retirement Plan, as amended from time to time.

         1.14 "Qualified Plan" means the Tandy Brands Accessories, Inc. Employees Investment Plan, as amended from time to time.

         1.15 "Supplemental Plan Benefit" means the annual benefit payable in accordance with the Plan.

         1.16 "Years of Service" means each fiscal year of the Company in which the Participant completes at least 1,000 hours of service, and shall include all years of employment with the Company. Hours of service will be credited at the rate of 45 hours for each week of employment. Notwithstanding the foregoing, the Committee may, by written instrument, include within the Years of Service of a Participant such other service as the Committee may deem appropriate.

                                   ARTICLE 2

                           ELIGIBILITY TO PARTICIPATE

         The Committee shall, from time to time, designate those employees of the Company who shall be Participants in the Plan. The Participants that have been designated to participate in the Plan shall be listed on Schedule A attached hereto, which may be revised as necessary without the need for a formal Plan amendment.

         Once an employee becomes a Participant, the Participant shall remain a Participant until such Participant's termination of employment with the Company and thereafter until all benefits to which such Participant or such Participant's Contingent Annuitant is entitled under the Plan have been paid.




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                                   ARTICLE 3

                      ELIGIBILITY FOR AN AMOUNT OF BENEFITS

         3.1 Eligibility for Benefit. Each Participant is eligible to receive a benefit under the Plan as a result of one of the following events:

                  (a) "Normal Retirement" - termination of employment with the Company after attainment of age 65;

                  (b) "Early Retirement" - termination of employment with the Company (i) after attainment of age 55 but before attainment of age 65, and (ii) after completion of 15 Years of Service;

                  (c) "Disability Retirement" - termination of employment with the Company after incurring a long-term disability, as defined in any long-term disability plan maintained by the Company under which the Participant is covered, provided such Participant has completed at least 15 Years of Service as of the date of such Participant's termination; or

                  (d) "Eligible Termination of Employment" - termination of employment with the Company for any reason other than Normal Retirement, Early Retirement or Disability Retirement, provided such Participant has completed at least 15 Years of Service as of the date of such Participant's termination.

         If a Participant has not completed at least 15 Years of Service at the time of such Participant's termination of employment for any reason, such Participant shall not be eligible to receive any benefit under the Plan.

         3.2 Normal Retirement Benefit. The Normal Retirement Benefit of a Participant who retires due to Normal Retirement shall be an annual Supplemental Plan Benefit equal to:

                  (a) 2% of such Participant's Benefit Compensation multiplied by Years of Service up to 30 years; less

                  (b) 100% of the sum of (i) such Participant's Annualized Social Security Benefit, and (ii) such Participant's Annuity Equivalent Benefit under the Qualified Plan.

         Payment of a Participant's Normal Retirement Benefit shall commence as of the first day of the month coincident with or next following the month of such Participant's Normal Retirement.

         3.3 Early Retirement Benefit. The Early Retirement Benefit of a Participant who retires due to Early Retirement shall be an annual Supplemental Plan Benefit calculated as set forth in Section 3.2 above, reduced by 5% for each year of such Participant's age that is less than 65 as of the date of such Participant's Early Retirement.


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         Payment of a Participant's Early Retirement Benefit shall commence as of the first day of any month coincident with or next following the month of such Participant's Early Retirement.

         3.4 Disability Retirement Benefit. The Disability Retirement Benefit of a Participant who retires due to Disability Retirement shall be an annual Supplemental Plan Benefit calculated as set forth in Section 3.2 above, subject to the following:

                  (a) Payment of a Disability Retirement Benefit may not begin before a Participant attains age 55; and

                  (b) If a Participant elects to begin receiving such Participant's Disability Retirement Benefit at or after age 55 and before age 65, such Benefit will be reduced by 5% for each year of such Participant's age that is less than 65 as of the date such payment commences.

         Payment of a Participant's Disability Retirement Benefit shall commence as of the first day of any month coincident with or next following the Participant's election to begin receiving such Benefit.

         If the Participant recovers from such Participant's long-term disability (as determined by the Company) prior to such Participant's commencement of receipt of a Supplemental Plan Benefit and such Participant does not return to work for the Company, or if such Participant's period of long-term disability ceases by reason of such Participant's death prior to such Participant's commencement of receipt of a Supplemental Plan Benefit, such Participant's employment with the Company shall be deemed terminated as of the date of such Participant's recovery or death and in such event the Participant or such Participant's Contingent Annuitant, as the case may be, shall be entitled to such annual Supplemental Plan Benefit as he, she or it would be eligible to receive under the applicable provisions of this Article 3.

         3.5 Termination Benefit. The Termination Benefit of a Participant who terminates with an Eligible Termination of Employment shall be an annual Supplemental Plan Benefit calculated as set forth in Section 3.2 above, subject to the following:

                  (a) Payment of a Termination Benefit may not begin before a Participant attains age 55; and

                  (b) If a Participant elects to begin receiving such Participant's Termination Benefit at or after age 55 and before age 65, such Benefit will be reduced by 5% for each year of such Participant's age that is less than 65 as of the date such payment commences.

         Payment of a Participant's Termination Benefit shall commence as of the first day of any month coincident with or next following the Participant's election to begin receiving such Benefit.

         3.6 Pre-Retirement Death Benefit. If a Participant who has met the age and service requirements for Normal Retirement or Early Retirement dies (a) prior to termination of employment with the Company, or (b) after termination of employment with the Company but prior to commencement of such Participant's Supplemental Plan Benefit, such Participant's



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Contingent Annuitant shall be entitled to a death benefit calculated as a
Supplemental Plan Benefit as set forth in Section 3.2, 3.3 or 4.4, whichever is applicable (the "Death Benefit").

         Payment of a Death Benefit to a Contingent Annuitant shall commence as of the first day of the month coincident with or next following the Participant's death or as provided in Section 4.4 hereof, whichever is applicable.

         3.7 Ineligibility for Benefit. If a Participant's employment with the Company is terminated and neither the Participant nor such Participant's Contingent Annuitant qualifies for benefits under any of the preceding paragraphs of this Article 3, neither the Participant nor such Participant's Contingent Annuitant nor any other person or entity shall have a right to any benefit from the Plan with respect to such Participant.

                                   ARTICLE 4

                        FORM AND COMMENCEMENT OF BENEFITS

         4.1 Form of Benefits.

                  (a) Supplemental Plan Benefits payable to a Participant pursuant to Section 3.2, 3.3, 3.4 or 3.5 shall be payable in a single life annuity payment form, if the Participant is not married at the time payment is to commence, or in a "100% joint and survivor annuity" payment form, if the Participant is married at the time payment is to commence. For purposes hereof, a "100% joint and survivor annuity" means reduced annuity payments of an equal amount over the joint lives of the Participant and the Participant's surviving spouse, where such payment form is Actuarially Equivalent to payment of the benefit in a single life annuity form. Notwithstanding the foregoing provisions of this Section 4.1(a), however, at the request of the Participant, the Company, in its discretion, may pay the Actuarially Equivalent value of the Supplemental Plan Benefit to the Participant in a single lump sum in lieu of any further benefit payment hereunder.

                  (b) Death Benefits payable to a Contingent Annuitant pursuant to Section 3.6 shall be payable as follows:

                           (i) If to a Contingent Annuitant that is a person,
                  the Death Benefit shall be payable in a single life annuity payment form; provided, however, that at the request of the Contingent Annuitant, the Company, in its discretion, may pay the Actuarially Equivalent value of the Death Benefit to the Contingent Annuitant in a single lump sum in lieu of any further benefit payment hereunder.

                           (ii) If to a Contingent Annuitant that is not a
                  person, the Death Benefit shall be payable in a single lump sum of Actuarially Equivalent value of the Death Benefit.




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



         4.2 Commencement of Benefits. A Supplemental Plan Benefit payable to a Participant pursuant to Section 3.2, 3.3, 3.4 or 3.5 will commence as set forth in the appropriate Section. A Supplemental Plan Benefit payable to a Contingent Annuity pursuant to Section 3.6 will commence as set forth in Section 3.6.

         Payment of a Supplemental Plan Benefit paid through an annuity to a Participant will terminate with the payment made on the first day of the month in which the Participant dies, unless the form of payment to the Participant provides for continuation of payments following such Participant's death, in which event payments will continue in accordance with such form and will terminate in accordance with the terms of the annuity. Payment of a Death Benefit paid through an annuity to a Contingent Annuitant will terminate in accordance with the terms of the annuity.

         4.3 Small Benefits. If the Actuarially Equivalent value of any Supplemental Plan Benefit or Death Benefit is less than $25,000, the Company, in its discretion, may pay such value of such Benefit to the Participant or Contingent Annuitant in a single lump sum in lieu of any further benefit payment hereunder.

         4.4 Change of Control. If the Company has a Change of Control, the Committee shall pay the Supplemental Plan Benefit for each Participant to such Participant or such Participant's Contingent Annuitant in a lump sum by wire transfer or certified check, in an amount as determined under Section 3.2 as if each Participant had attained Normal Retirement with at least 30 Years of Service as of the date of the Change of Control. Payments made under this
Section 4.4 shall be "grossed up" for federal, state or excise taxes (not including ordinary income tax, FICA tax or Medicare tax). Such benefits shall be payable to each such Participant at such time before or after the effective date of the Change of Control as the Committee shall determine, but in no event later than the third business day following the effective date of the Change of Control.

                                   ARTICLE 5

                            AMENDMENT AND TERMINATION

         5.1 Amendment or Termination. The Company intends for the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. No amendment or termination of the Plan shall directly or indirectly deprive any Participant or Contingent Annuitant of all or any portion of any Supplemental Plan Benefit payment which has been commenced prior to the effective date of the amendment or termination, or directly or indirectly deprive or delay any Participant or Contingent Annuitant of all or any portion of any Supplemental Plan Benefit payment to which any such Participant or Contingent Annuitant shall have become entitled as a result of a Change of Control as set forth in Section
4.4 hereof.

         5.2 Termination Benefit. In the case of a Plan termination, other than a Plan termination resulting from a Change of Control, each actively employed or disabled Participant on the termination date shall have such Participant's Supplemental Plan Benefit calculated as set



                                       7
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forth in Section 3.2 as if each such Participant had attained Normal Retirement with at least 30 Years of Service as of the Plan termination date.

         Payment of a Participant's Supplemental Plan Benefit under this Section shall not be dependent upon such Participant's continuation of employment with the Company following the Plan termination date, and such Benefit shall become payable at the date for commencement of payment of a Supplemental Plan Benefit pursuant to the terms of Section 4.2.

         5.3 Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. No continuation of the Plan pursuant to this Section 5.3 shall, however, alter, impair or otherwise adversely affect the right of each Participant and Contingent Annuitant to be paid the Participant's Supplemental Plan Benefit, calculated as provided herein before the effective date of any Change of Control, pursuant to Section 4.4 hereof, and, if such Supplemental Plan Benefit has not been paid prior to the effective date of the Change of Control, the Committee shall pay the Supplemental Plan Benefit on or before the third business day following the effective date of the Change of Control as provided in Section 4.4 hereof. In the event the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate, subject to the provisions of Sections 4.4, 5.1 and 5.2.

                                   ARTICLE 6

                                  MISCELLANEOUS

         6.1 Forfeitures of Benefits. Subject to the provisions of this Section 6.1, and notwithstanding any other provision of the Plan, future payment of a Supplemental Plan Benefit hereunder to a Participant will, at the discretion of the Board, be discontinued and forfeited, and the Company will have no further obligation hereunder to such Participant, if the Participant performs acts of gross malfeasance or gross negligence in a matter of material importance to the Company, and such acts are discovered by the Company at any time prior to the date of death of the Participant. The Board shall have sole and uncontrolled discretion with respect to the application of the provisions of this paragraph and such exercise of discretion shall be conclusive and binding upon the Participant and all other persons. The discontinuation and forfeiture provisions of this Section 6.1 shall not be available to the Company or the Board of any corporate successor that has continued the Plan pursuant to Section 5.3 hereof until all Supplemental Plan Benefits have been paid to all Participants and Contingent Annuitants pursuant to the provisions of Section 4.4 hereof, and no Participant or Contingent Annuitant on the effective date of a Change of Control shall have any future payment of a Supplemental Plan Benefit pursuant to the provisions of Section 4.4 hereof discontinued or forfeited pursuant to this
Section 6.1.

         6.2 No Effect on Employment Rights. Nothing contained herein will confer upon any Participant the right to be retained in the Service of the Company nor limit the right of the Company to discharge or otherwise deal with Participants without regard to the existence of the Plan.



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         6.3 Funding. The Plan is a non-qualified, unfunded, supplemental executive retirement plan. Therefore, all benefits owing under the Plan shall be paid out of the Company's general corporate funds, which are subject to the claims of creditors, or out of any trust the Committee shall establish or authorize, provided that all assets paid into any such trust shall at all times before actual payment to a Participant or Contingent Annuitant remain subject to the claims of general creditors of the Company. In the absence of action by the Committee, nothing herein shall be construed to create or require the creation of a trust for the purpose of paying benefits owing under the Plan.

         No Participant, Contingent Annuitant or any other person or entity shall have any right, title or interest whatever in or to, or any claim, preferred or otherwise, in or to, any particular assets of the Company by reason of the right to receive a benefit under the Plan, or any trust that the Company may establish to aid in providing the payments described in the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between the Company and a Participant or any other person. Neither a Participant, a Contingent Annuitant of a Participant nor any other person or entity shall acquire any interest greater than that of an unsecured creditor in any assets of the Company or in any trust that the Company may establish for the purposes of paying benefits hereunder, and any such Participant, Contingent Annuitant or other person or entity shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

         6.4 Spendthrift Provision. No benefit payable under the Plan shall be subject in an manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee; and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; and the Company shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to any benefit under the Plan.

         Notwithstanding the foregoing paragraph, in the event of divorce, a Participant may enter into an agreement providing for all or a portion of such Participant's benefit to be provided to such Participant's former spouse, provided such agreement substantially conforms to the requirements of a qualified domestic relations order under Internal Revenue Code Section 414(p).

         6.5 Administration. The Plan shall be administered by the Committee.

         The Committee shall be responsible for the overall general operation and administration of the Plan and for carrying out the provisions thereof, except for matters which have been specifically reserved to the Board. The Committee, in its discretion, shall (a) interpret the Plan, (b) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (c) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties. The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan. The provisions of this Section 6.5 shall not be available to the Company or the Board of any corporate successor that has continued the Plan pursuant to Section 5.3 hereof until all Supplemental Plan Benefits have been paid to all Participants and Contingent Annuitants pursuant to the provisions of Section 4.4 hereof, and no Participant or Contingent Annuitant on the effective date of a Change of Control shall have any future payment of a Supplemental Plan Benefit pursuant to the provisions of Section 4.4 hereof diminished, reduced, altered, discontinued, forfeited or otherwise adversely affected pursuant to this Section 6.1.

         The Committee may delegate authority to an administrative committee to handle the day-to-day administrative functions of the Plan.

         6.6 Disclosure. Each Participant shall receive a copy of the Plan and the Committee will make available for inspection by any Participant or Contingent Annuitant a copy of the rules and regulations used by the Committee in administering the Plan.

         6.7 State Law. The Plan is established under and will be construed according to the laws of the State of Texas, to the extent that such laws are not preempted by ERISA and valid Regulations published thereunder.

         6.8 Incapacity of Recipient. In the event a Participant or Contingent Annuitant who is a person is declared incompetent and a conservator or other person legally charged with the care of such person or of such person's estate is appointed, any benefits under the Plan to which such Participant or Contingent Annuitant is entitled shall be paid to such conservator or other person legally charged with the care of such person or such person's estate. Except as provided in the preceding sentence, when the Committee, in its sole discretion, determines that a Participant or Contingent Annuitant is unable to manage such Participant's or such Contingent Annuitant's financial affairs, the Committee may direct the Company to make distributions to any person for the benefit of such Participant or Contingent Annuitant.

         6.9 Unclaimed Benefit. Each Participant shall keep the Committee informed of current address and the current address of such Participant's spouse. The Committee shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Committee within one year after the date on which any payment of the Participant's Supplemental Plan Benefit may be made, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or any other person and such benefit shall be irrevocably forfeited.

         6.10 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as an employee or agent of the Company or as a member of the Committee shall be liable to any Participant, former Participant, Contingent Annuitant or any other person or entity for any claim, loss, liability or expense incurred in connection with the Plan.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed effective as of January 1, 2003, by its duly authorized officer pursuant to prior action taken by the Board.

                                            TANDY BRANDS ACCESSORIES, INC.



                                            By: /s/ Stanley T. Ninemire
                                                -------------------------------
                                                Name:  Stanley T. Ninemire
                                                Title: Executive Vice President

                                   SCHEDULE A
                                     TO THE
                         TANDY BRANDS ACCESSORIES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         As of January 1, 2003, the following employees are designated as Participants in the Plan:


Name                                     Effective Date of Participation
----                                     -------------------------------
J.S.B. Jenkins                           January 1, 2003
Stanley T. Ninemire                      January 1, 2003





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